EXHIBIT 23.2
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                                LETTER OF CONSENT

TO:      United States Securities and Exchange Commission

RE:      ADVANTAGE ENERGY INCOME FUND - REGISTRATION STATEMENT ON FORM 40-F

We hereby consent to the use and reference to our name and our report dated February 17, 2005 evaluating Advantage Energy Income Fund's petroleum and natural gas reserves as at December 31, 2004, as described in the Registration Statement on Form 40-F of Advantage Energy Income Fund filed with the United States Securities and Exchange Commission pursuant to the SECURITIES EXCHANGE ACT OF 1934, as amended, and the inclusions of information derived from our report.

                                         Sincerely,

                                         SPROULE ASSOCIATES LIMITED



                                         /s/ Robert N. Johnson        (NAME)
                                         -----------------------------
                                         Manager, Engineering and
                                         -----------------------------
                                         Corporate Secretary          (POSITION)
                                         -----------------------------

Calgary, Alberta

Date:  November 11, 2005